Exhibit 99.1
MEDIAALPHA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023
FINANCIAL RESULTS
•Fourth quarter revenue of $117 million, down 6% year over year; Full year revenue of $388 million, down 15% year over year
•Fourth quarter Transaction Value of $165 million, down 2% year over year; Full year Transaction Value of $593 million, down 20% year over year
•Fourth quarter Transaction Value from Property & Casualty down 4% year over year to $54 million; Full year Transaction Value from Property & Casualty down 31% year over year to $278 million
•Fourth quarter Transaction Value from Health flat year over year at $98 million; Full year Transaction Value from Health up 3% year over year to $260 million
Los Angeles, CA (February 20, 2024) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the fourth quarter and full year ended December 31, 2023.
“Our fourth quarter results exceeded expectations, driven primarily by improving conditions in our Property & Casualty (P&C) insurance vertical,” said MediaAlpha co-founder and CEO Steve Yi. “While our P&C vertical has been challenged by difficult market conditions for the past several years, we are seeing the market turn and expect first quarter Transaction Value to nearly double sequentially. We believe our growth will accelerate as more auto insurance carriers restore profitability and increase their marketing investments, driving strong results for MediaAlpha this year and beyond.”
Fourth Quarter 2023 Financial Results
•Revenue of $117.2 million, a decrease of 6% year over year;
•Transaction Value of $165.3 million, a decrease of 2% year over year;
•Gross margin of 19.0%, compared with 16.2% in the fourth quarter of 2022;
•Contribution Margin(1) of 21.4%, compared with 18.5% in the fourth quarter of 2022;
•Net loss of $(3.3) million, compared with $(28.4) million in the fourth quarter of 2022; and
•Adjusted EBITDA(1) of 12.7 million, compared with 9.0 million in the fourth quarter of 2022.
Full Year 2023 Financial Results
•Revenue of $388.1 million, a decrease of 15% year over year;
•Transaction Value of $593.4 million, a decrease of 20% year over year;
•Gross margin of 17.2%, compared with 15.3% in 2022;
•Contribution Margin(1) of 20.1%, compared with 17.6% in 2022;
•Net loss of $(56.6) million, compared with $(72.4) million in 2022; and
•Adjusted EBITDA(1) of $27.1 million, compared with $22.9 million in 2022.
(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

Our guidance for Q1 2024 reflects an improvement in market conditions in our P&C insurance vertical compared with Q4 2023. In our Health vertical, we expect mid- to high-single digit year-over-year growth in Transaction Value. In our Life and Other verticals, we expect Transaction Value to be slightly down year over year. Due to the uncertainty around the timing and slope of the P&C market recovery, we are not providing full year 2024 guidance.
For the first quarter of 2024, MediaAlpha currently expects the following:
•Transaction Value between $175 million - $190 million, representing a 6% year-over-year decline at the midpoint of the guidance range. We expect P&C Transaction Value to nearly double in Q1 2024 compared with Q4 2023, driven by both an accelerating recovery in carrier marketing spending and normal seasonality;
•Revenue between $105 million - $115 million, representing a 1% year-over-year decline at the midpoint of the guidance range;
•Adjusted EBITDA between $9.5 million - $11.5 million, representing a 45% year-over-year increase at the midpoint of the guidance range. We expect Adjusted EBITDA to grow at a greater rate than Transaction Value, Revenue and Contribution in Q1 2024 due to our primarily fixed operating expense profile. We expect Contribution less Adjusted EBITDA in Q1 2024 to be approximately $0.5 - $1.0 million higher than Q4 2023.
With respect to the Company’s projections of Adjusted EBITDA and Contribution under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss), or of Contribution to gross profit, because the Company is unable to predict with reasonable certainty the reconciling items that may affect the corresponding GAAP measures without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's fourth quarter and full year 2023 results and its financial outlook for the first quarter of 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (888) 330-2022 or (646) 960-0690, with passcode 3195092. An audio replay of the conference call will be available following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding our expectation that Transaction Value in our P&C vertical will nearly double in the first quarter on a sequential basis; our expectation that our growth will accelerate as more auto insurance carriers restore profitability and increase their marketing investments; and our financial outlook for the first quarter of 2024. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K as of and for the year ended December 31, 2023 to be filed on or about February 22, 2024. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(In thousands, except share data and per share amounts)

	As of December 31,
	2023 (unaudited)	2022
Assets
Current assets
Cash and cash equivalents	$17,271	$14,542
Accounts receivable, net of allowance for credit losses of $537 and $575, respectively	53,773	59,998
Prepaid expenses and other current assets	3,529	5,880
Total current assets	$74,573	$80,420
Intangible assets, net	26,015	32,932
Goodwill	47,739	47,739
Other assets	5,598	8,990
Total assets	$153,925	$170,081
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	56,279	53,992
Accrued expenses	11,588	14,130
Current portion of long-term debt	11,854	8,770
Total current liabilities	$79,721	$76,892
Long-term debt, net of current portion	162,445	174,300
Other long-term liabilities	6,184	4,973
Total liabilities	$248,350	$256,165
Commitments and contingencies (Note 8)
Stockholders' (deficit):
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 47.4 million and 43.7 million shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	474	437
Class B common stock, $0.01 par value - 100 million shares authorized; 18.1 million and 18.9 million shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	181	189
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	511,613	465,523
Accumulated deficit	(522,562)	(482,142)
Total stockholders' (deficit) attributable to MediaAlpha, Inc.	$(10,294)	$(15,993)
Non-controlling interests	(84,131)	(70,091)
Total stockholders' (deficit)	$(94,425)	$(86,084)
Total liabilities and stockholders' deficit	$153,925	$170,081

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(In thousands, except share data and per share amounts)

	Year ended December 31,
	2023 (unaudited)	2022
Revenue	$388,149	$459,072
Costs and operating expenses
Cost of revenue	321,437	389,013
Sales and marketing	25,432	28,816
Product development	18,458	21,077
General and administrative	62,746	55,556
Total costs and operating expenses	428,073	494,462
(Loss) from operations	(39,924)	(35,390)
Other expense (income), net	1,779	(75,094)
Interest expense	15,315	9,245
Total other expense (income), net	17,094	(65,849)
(Loss) income before income taxes	(57,018)	30,459
Income tax (benefit) expense	(463)	102,905
Net (loss)	$(56,555)	$(72,446)
Net (loss) attributable to non-controlling interest	(16,135)	(14,780)
Net (loss) attributable to MediaAlpha, Inc.	$(40,420)	$(57,666)
Net (loss) per share of Class A common stock
-Basic and diluted	$(0.89)	$(1.37)
Weighted average shares of Class A common stock outstanding
-Basic and diluted	45,573,416	41,944,874

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(In thousands, except share data and per share amounts)

	Three months ended December 31,
	2023 (unaudited)	2022 (unaudited)
Revenue	$117,174	$124,007
Costs and operating expenses
Cost of revenue	94,892	103,864
Sales and marketing	5,630	6,782
Product development	3,933	4,909
General and administrative	12,273	14,987
Total costs and operating expenses	116,728	130,542
Income (loss) from operations	446	(6,535)
Other expense (income), net	614	(83,217)
Interest expense	3,918	3,337
Total other expense (income), net	4,532	(79,880)
(Loss) income before income taxes	(4,086)	73,345
Income tax (benefit) expense	(793)	101,695
Net (loss)	$(3,293)	$(28,350)
Net (loss) attributable to non-controlling interest	(927)	(1,385)
Net (loss) attributable to MediaAlpha, Inc.	$(2,366)	$(26,965)
Net (loss) per share of Class A common stock
-Basic and diluted	$(0.05)	$(0.63)
Weighted average shares of Class A common stock outstanding
-Basic and diluted	46,991,824	42,989,666

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year ended December 31,
	2023 (unaudited)	2022
Cash Flows from operating activities
Net (loss)	$(56,555)	$(72,446)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Equity-based compensation expense	53,321	58,472
Non-cash lease expense	695	753
Depreciation expense on property and equipment	353	392
Amortization of intangible assets	6,917	5,755
Amortization of deferred debt issuance costs	793	832
Change in fair value of contingent consideration	—	(7,007)
Impairment of cost method investment	1,406	8,594
Credit losses	5	136
Deferred taxes	—	102,656
Tax receivables agreement liability related adjustments	6	(83,832)
Changes in operating assets and liabilities:
Accounts receivable	6,220	17,335
Prepaid expenses and other current assets	2,287	4,507
Other assets	500	417
Accounts payable	2,287	(7,796)
Accrued expenses	1,996	(494)
Net cash provided by operating activities	$20,231	$28,274
Cash flows from investing activities
Purchases of property and equipment	(73)	(98)
Cash consideration paid in connection with CHT acquisition	—	(49,677)
Net cash (used in) investing activities	$(73)	$(49,775)
Cash flows from financing activities
Proceeds received from:
Revolving line of credit	—	25,000
Payments made for:
Repayments on revolving line of credit	—	(20,000)
Repayments on long-term debt	(9,500)	(9,500)
Payments pursuant to tax receivable agreement	(2,822)	(216)
Shares withheld for taxes on vesting of restricted stock units	(3,721)	(4,023)
Repurchases of Class A common stock	—	(5,008)
Contributions from QLH’s members	1,464	1,360
Distributions	(2,850)	(2,134)
Net cash (used in) financing activities	$(17,429)	$(14,521)
Net increase (decrease) in cash and cash equivalents	2,729	(36,022)
Cash and cash equivalents, beginning of period	14,542	50,564
Cash and cash equivalents, end of period	$17,271	$14,542

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is an operating metric not presented in accordance with GAAP, and is a driver of revenue based on the economic relationships we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, Transaction Value is equal to revenue recognized and revenue share payments to our supply partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three months and full years ended December 31, 2023 and 2022:

	Three months ended December 31,		Full year ended December 31,
(dollars in thousands)	2023	2022	2023	2022
Open Marketplace transactions	$115,162	$121,942	$378,730	$445,950
Percentage of total Transaction Value	69.6%	72.2%	63.8%	60.5%
Private Marketplace transactions	50,184	46,972	214,708	291,564
Percentage of total Transaction Value	30.4%	27.8%	36.2%	39.5%
Total Transaction Value	$165,346	$168,914	$593,438	$737,514

The following table presents Transaction Value by vertical for the three months and full years ended December 31, 2023 and 2022:

	Three months ended December 31,		Full year ended December 31,
(dollars in thousands)	2023	2022	2023	2022
Property & Casualty insurance	$54,247	$56,682	$277,552	$399,861
Percentage of total Transaction Value	32.8%	33.6%	46.8%	54.2%
Health insurance	98,372	98,561	259,822	251,400
Percentage of total Transaction Value	59.5%	58.3%	43.8%	34.1%
Life insurance	8,015	8,181	34,057	44,619
Percentage of total Transaction Value	4.8%	4.8%	5.7%	6.0%
Other(1)	4,712	5,490	22,007	41,634
Percentage of total Transaction Value	2.9%	3.3%	3.7%	5.6%
Total Transaction Value	$165,346	$168,914	$593,438	$737,514
(1)Our other verticals include Travel, Education and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our supply partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months and full years ended December 31, 2023 and 2022:

	Three months ended December 31,		Full year ended December 31,
(in thousands)	2023	2022	2023	2022
Revenue	$117,174	$124,007	$388,149	$459,072
Less cost of revenue	(94,892)	(103,864)	(321,437)	(389,013)
Gross profit	22,282	20,143	66,712	70,059
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	916	997	3,875	3,634
Salaries, wages, and related	850	877	3,682	3,556
Internet and hosting	161	147	579	496
Depreciation	8	11	38	41
Other expenses	179	189	692	720
Other services	696	573	2,491	2,171
Merchant-related fees	18	10	32	109
Contribution	25,110	22,947	78,101	80,786
Gross Margin	19.0%	16.2%	17.2%	15.3%
Contribution Margin	21.4%	18.5%	20.1%	17.6%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax benefit (expense), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider to be useful to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.

The following table reconciles Adjusted EBITDA with net (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months and full years ended December 31, 2023 and 2022.

	Three months ended December 31,		Full year ended December 31,
(in thousands)	2023	2022	2023	2022
Net (loss)	$(3,293)	$(28,350)	$(56,555)	$(72,446)
Equity-based compensation expense	9,378	14,256	53,321	58,472
Interest expense	3,918	3,337	15,315	9,245
Income tax (benefit) expense (1)	(793)	101,695	(463)	102,905
Depreciation expense on property and equipment	78	97	353	392
Amortization of intangible assets	1,729	1,691	6,917	5,755
Transaction expenses(2)	88	—	641	636
SOX implementation costs(3)	—	—	—	110
Fair value adjustment to contingent consideration(4)	—	(416)	—	(7,007)
Impairment of cost method investment	—	—	1,406	8,594
Changes in TRA related liability(5)	—	(83,255)	6	(83,832)
Changes in Tax Indemnification Receivable(6)	687	(14)	639	(58)
Settlement of federal and state income tax refunds(7)	2	—	5	92
Legal expenses(8)	885	—	4,303	—
Reduction in force costs (9)	—	—	1,233	—
Adjusted EBITDA	$12,679	$9,041	$27,121	$22,858
(1)Income tax (benefit) expense for the three months and year ended December 31, 2022, consists primarily of $86.4 million and $84.5 million, respectively, of tax expense related to recording a valuation allowance on our deferred tax assets as we determined that the negative evidence outweighs the positive evidence and so it is more likely than not that our deferred tax assets will not be utilized.
(2)Transaction expenses for the three months and year ended December 31, 2023 consist of $0.1 million and $0.6 million, respectively, of legal and accounting fees incurred by us in connection with the amendment to the 2021 Credit Facilities, the tender offer filed by the Company's largest shareholder in May 2023, and a resale registration statement filed with the SEC. Transaction expenses for the year ended December 31, 2022 consist of $0.6 million of legal, accounting and other consulting fees incurred by us in connection with our acquisition of CHT.
(3)SOX implementation costs consist of $0.1 million of expenses incurred by us for the year ended December 31, 2022 for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with SOX Section 404(b).
(4)Fair value adjustment to contingent consideration for the three months and year ended December 31, 2022 consists of $0.4 million and $7.0 million, respectively, of gain in connection with the remeasurement of the contingent consideration for the acquisition of CHT as of December 31, 2022.
(5)Changes in TRA related liability for the year ended December 31, 2023 consist of immaterial expense. Changes in TRA related liability for the three months and year ended December 31, 2022 consist of $83.3 million of gain on reduction of liability pursuant to the TRA resulting from remeasuring of the non-current portion of liability to zero as we no longer consider the payments under the agreement to be probable.
(6)Changes in Tax Indemnification Receivable consists of $0.7 million and $0.6 million of expense incurred by us for the three months and year ended December 31, 2023, respectively, and immaterial income and $0.1 million of income incurred by us for the three months and year ended December 31, 2022, respectively, related to changes in the tax indemnification receivable recorded in connection with the Reorganization Transactions. The change also resulted in an expense/benefit of the same amount, which has been recorded within income tax (benefit) expense for the same periods.

(7)Settlement of federal and state tax refunds consist of immaterial expense incurred by us for the three months and year ended December 31, 2023, and $0.1 million of expenses incurred by us for the year ended December 31, 2022, related to reimbursement to White Mountains for federal and state tax refunds for the period prior to the Reorganization Transactions related to 2020 federal and state tax returns. The settlement also resulted in a benefit of the same amount, which has been recorded within income tax (benefit) expense for the same periods.
(8)Legal expenses of $0.9 million and $4.3 million for the three months and year ended December 31, 2023, respectively, consist of legal fees incurred in connection with the civil investigative demand received from the Federal Trade Commission (FTC) in February 2023 and costs associated with a legal settlement unrelated to our core operations.
(9)Reduction in force costs for the year ended December 31, 2023 consist of $1.2 million of severance benefits provided to the terminated employees in connection with the RIF Plan. Additionally, equity-based compensation expense includes $0.3 million of charges related to the RIF Plan for the year ended December 31, 2023.